Exhibit 99.1

Stifel Reports First Quarter 2025 Results

ST. LOUIS, MO, April 23, 2025 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.26 billion for the three months ended March 31, 2025, compared with $1.16 billion a year ago. Net income available to common shareholders was $43.7 million, or $0.39 per diluted common share, compared with $154.3 million, or $1.40 per diluted common share for the first quarter of 2024. Non-GAAP net income available to common shareholders was $54.2 million, or $0.49 per diluted common share for the first quarter of 2025.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Our net revenue of $1.26 billion marks the highest first-quarter revenue in our history, with year-over-year growth across all revenue lines. The investments we’ve made in our business and our focus on delivering valued advice drove growth in both our Global Wealth Management and Institutional Group — despite the headwinds from market volatility and a significant legal charge. We remain optimistic about long-term growth, emphasizing the resilience of U.S. financial markets and the value our advice-driven model delivers during periods of uncertainty.”

Highlights

The Company reported net revenues of $1.26 billion, the third best quarter in its history, driven by higher asset management revenues, investment banking revenues, transactional revenues, and net interest income.

Non-GAAP net income available to common shareholders of $0.49 per diluted common share was negatively impacted by elevated provisions for legal matters of $1.16 per diluted common share (after-tax).

Record asset management revenues, up 11% over the year-ago quarter.

Advisory revenues increased 15% over the year-ago quarter.

Capital raising revenues increased 6% over the year-ago quarter.

Client assets of $485.9 billion, up 4% over the year-ago quarter.

Recruited 52 financial advisors during the quarter, including 9 experienced employee advisors.

Non-GAAP pre-tax margin of 6% was negatively impacted by elevated provisions for legal matters.

Annualized return on tangible common equity (ROTCE) (5) of 6%.

Tangible book value per common share (7) of $33.31, up 9% from prior year.

Financial Summary (Unaudited)

(000s)	1Q 2025	1Q 2024

GAAP Financial Highlights:

Net revenues	$1,255,469	$1,163,038

Net income (1)	$43,672	$154,255

Diluted EPS (1)	$0.39	$1.40

Comp. ratio	58.3%	58.4%

Non-comp. ratio	36.7%	22.8%

Pre-tax margin	5.0%	18.8%

Non-GAAP Financial Highlights:

Net revenues	$1,255,455	$1,163,038

Net income (1) (2)	$54,236	$163,346

Diluted EPS (1) (2)	$0.49	$1.49

Comp. ratio (2)	58.0%	58.0%

Non-comp. ratio (2)	35.9%	22.2%

Pre-tax margin (3)	6.1%	19.8%

ROCE (4)	4.4%	14.3%

ROTCE (5)	6.2%	20.9%

Global Wealth Management (assets and loans in millions)

Net revenues	$850,559	$790,500

Pre-tax net income	$126,405	$290,748

Total client assets	$485,860	$467,697

Fee-based client assets	$189,693	$177,108

Bank loans (6)	$21,241	$19,484

Institutional Group

Net revenues	$384,929	$351,376

Equity	$236,192	$206,417

Fixed Income	$148,737	$144,959

Pre-tax net income	$27,431	$37,109

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported net revenues of $850.6 million for the three months ended March 31, 2025 compared with $790.5 million during the first quarter of 2024. Pre-tax net income was $126.4 million compared with $290.7 million in the first quarter of 2024.

Highlights

Recruited 52 financial advisors during the quarter, including 9 experienced employee advisors, with total trailing 12 month production of $11.7 million.

Client assets of $485.9 billion, up 4% over the year-ago quarter.

Fee-based client assets of $189.7 billion, up 7% over the year-ago quarter.

Net revenues increased 8% from a year ago:

Transactional revenues increased 3% over the year-ago quarter reflecting an increase in client activity.

Asset management revenues increased 11% over the year-ago quarter reflecting higher asset values and net new asset growth.

Net interest income increased 4% over the year-ago quarter driven by balance sheet growth, partially offset by lower interest rates and changes in the deposit mix.

Total Expenses:

Compensation expense as a percentage of net revenues increased to 49.6% primarily as a result of higher compensable revenues.

Provision for credit losses was primarily impacted by an increase in reserves driven by loan growth and changes in the outlook for macroeconomic conditions.

Non-compensation operating expenses as a percentage of net revenues increased to 35.5% primarily as a result of higher litigation-related expenses.

Summary Results of Operations

(000s)	1Q 2025	1Q 2024

Net revenues	$850,559	$790,500

Transactional revenues	186,395	181,753

Asset management	409,506	367,450

Net interest income	245,534	236,269

Investment banking	5,908	4,280

Other income	3,216	748

Total expenses	$724,154	$499,752

Compensation expense	422,293	389,536

Provision for credit losses	12,020	4,968

Non-comp. opex	289,841	105,248

Pre-tax net income	$126,405	$290,748

Compensation ratio	49.6%	49.3%

Non-compensation ratio	35.5%	13.9%

Pre-tax margin	14.9%	36.8%

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Institutional Group

Institutional Group reported net revenues of $384.9 million for the three months ended March 31, 2025 compared with $351.4 million during the first quarter of 2024. Pre-tax net income was $27.4 million compared with $37.1 million in the first quarter of 2024.

Highlights

Investment banking revenues increased 11% from a year ago:

Advisory revenues increased 15% from the year-ago quarter driven by higher levels of completed advisory transactions.

Fixed income capital raising revenues decreased 9% from the year-ago quarter primarily driven by lower bond issuances.

Equity capital raising revenues increased 22% over the year-ago quarter driven by higher volumes.

Fixed income transactional revenues increased 1% from a year ago:

Fixed income transactional revenues were impacted by increased activity in securitized products, partially offset by lower levels of activity in credit products.

Equity transactional revenues increased 10% from a year ago:

Equity transactional revenues increased from the year-ago quarter primarily driven by increased client activity amid a more volatile trading environment.

Total Expenses:

Compensation expense as a percentage of net revenues increased to 65.6% primarily as a result of higher fixed compensation expenses in our international operations.

Non-compensation operating expenses as a percentage of net revenues decreased to 27.3% from the year-ago quarter primarily as a result of higher revenues.

Summary Results of Operations

(000s)	1Q 2025	1Q 2024

Net revenues	$384,929	$351,376

Investment banking	232,034	209,669

Advisory	137,470	119,252

Fixed income capital raising	45,559	50,116

Equity capital raising	49,005	40,301

Fixed income transactional	89,345	88,654

Equity transactional	59,590	54,083

Other	3,960	(1,030)

Total expenses	$357,498	$314,267

Compensation expense	252,585	215,749

Non-comp. opex.	104,913	98,518

Pre-tax net income	$27,431	$37,109

Compensation ratio	65.6%	61.4%

Non-compensation ratio	27.3%	28.0%

Pre-tax margin	7.1%	10.6%

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Other Matters

Highlights

The Company repurchased $210.9 million of its outstanding common stock during the first quarter, including $117.8 million in connection with net-share settlements under its equity compensation plan.

Weighted average diluted shares outstanding increased primarily as a result the increase in the Company’s share price, partially offset by an increase in share repurchases.

The Board of Directors declared a $0.46 quarterly dividend per share payable on March 17, 2025 to common shareholders of record on March 3, 2025.

The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on March 17, 2025 to shareholders of record on March 3, 2025.

	1Q 2025	1Q 2024

Common stock repurchases

Repurchases (000s)	$210,934	$159,348

Number of shares (000s)	2,029	2,254

Average price	$103.95	$70.71

Period end shares (000s)	103,078	102,649

Weighted average diluted shares outstanding (000s)	110,635	109,985

Effective tax rate	16.4%	25.2%

Stifel Financial Corp. (8)

Tier 1 common capital ratio	14.7%	14.3%

Tier 1 risk based capital ratio	17.6%	17.3%

Tier 1 leverage capital ratio	10.8%	10.6%

Tier 1 capital (MM)	$4,163	$3,911

Risk weighted assets (MM)	$23,661	$22,588

Average assets (MM)	$38,397	$37,018

Quarter end assets (MM)	$40,384	$38,258

Agency	Rating	Outlook

Fitch Ratings	BBB+	Stable

S&P Global Ratings	BBB	Stable

Stifel Financial Corp. | Page 4

Conference Call Information

Stifel Financial Corp. will host its first quarter 2025 financial results conference call on Wednesday, April 23, 2025, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (866) 409-1555 and referencing conference ID 2769458. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners and Miller Buckfire business divisions; Keefe, Bruyette & Woods, Inc.; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended

(000s, except per share amounts)	3/31/2025	3/31/2024	% Change	12/31/2024	% Change

Revenues:

Commissions	$ 193,670	$ 185,476	4.4	$ 203,786	(5.0)

Principal transactions	141,660	139,014	1.9	174,887	(19.0)

Investment banking	237,942	213,949	11.2	304,419	(21.8)

Asset management	409,541	367,476	11.4	405,825	0.9

Other income	10,581	4,950	113.8	3,294	221.2

Operating revenues	993,394	910,865	9.1	1,092,211	(9.0)

Interest revenue	475,632	506,828	(6.2)	500,661	(5.0)

Total revenues	1,469,026	1,417,693	3.6	1,592,872	(7.8)

Interest expense	213,557	254,655	(16.1)	228,190	(6.4)

Net revenues	1,255,469	1,163,038	7.9	1,364,682	(8.0)

Non-interest expenses:

Compensation and benefits	732,220	679,695	7.7	795,750	(8.0)

Non-compensation operating expenses	459,885	264,652	73.8	302,731	51.9

Total non-interest expenses	1,192,105	944,347	26.2	1,098,481	8.5

Income before income taxes	63,364	218,691	(71.0)	266,201	(76.2)

Provision for income taxes	10,372	55,116	(81.2)	22,196	(53.3)

Net income	52,992	163,575	(67.6)	244,005	(78.3)

Preferred dividends	9,320	9,320	0.0	9,320	0.0

Net income available to common shareholders	$ 43,672	$ 154,255	(71.7)	$ 234,685	(81.4)

Earnings per common share:

Basic	$0.42	$1.48	(71.6)	$2.26	(81.4)

Diluted	$0.39	$1.40	(72.1)	$2.09	(81.3)

Cash dividends declared per common share	$0.46	$0.42	9.5	$0.42	9.5

Weighted average number of common shares outstanding:

Basic	104,764	104,275	0.5	103,856	0.9

Diluted	110,635	109,985	0.6	112,089	(1.3)

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Non-GAAP Financial Measures (9)

	Three Months Ended
(000s, except per share amounts)	3/31/2025	3/31/2024

GAAP net income	$52,992	$163,575

Preferred dividend	9,320	9,320

Net income available to common shareholders	43,672	154,255

Non-GAAP adjustments:

Merger-related (10)	12,661	12,154

Provision for income taxes (11)	(2,097)	(3,063)

Total non-GAAP adjustments	10,564	9,091

Non-GAAP net income available to common shareholders	$54,236	$163,346

Weighted average diluted shares outstanding	110,635	109,985

GAAP earnings per diluted common share	$0.47	$1.48

Non-GAAP adjustments	0.10	0.09

Non-GAAP earnings per diluted common share	$0.57	$1.57

GAAP earnings per diluted common share available to common shareholders	$0.39	$1.40

Non-GAAP adjustments	0.10	0.09

Non-GAAP earnings per diluted common share available to common shareholders	$0.49	$1.49

GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended
(000s)	3/31/2025	3/31/2024

GAAP compensation and benefits	$732,220	$679,695

As a percentage of net revenues	58.3%	58.4%

Non-GAAP adjustments:

Merger-related (10)	(4,056)	(5,533)

Non-GAAP compensation and benefits	$728,164	$674,162

As a percentage of non-GAAP net revenues	58.0%	58.0%

GAAP non-compensation expenses	$459,885	$264,652

As a percentage of net revenues	36.7%	22.8%

Non-GAAP adjustments:

Merger-related (10)	(8,619)	(6,621)

Non-GAAP non-compensation expenses	$451,266	$258,031

As a percentage of non-GAAP net revenues	35.9%	22.2%

Total merger-related expenses	$12,675	$12,154

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Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets were $82.5 million and $73.9 million as of March 31, 2025 and 2024, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at the time of the Company’s earnings release, April 23, 2025.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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